Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Novavax, Inc. on Form S-3 (No. 333-187267 effective May 2, 2013) and on Forms S-8 (No. 333-190600 effective August 13, 2013; No. 333-190599 effective August 13, 2013; No. 333-183113 effective August 7, 2012; No. 333-145298 effective August 9, 2007; No. 333-130990 effective January 12, 2006; No. 333-110401 effective November 12, 2003; No. 333-97931 effective August 9, 2002; No. 333-46000 effective September 18, 2000 and No. 333-77611, effective May 3, 1999; No. 33-80279 effective December 11, 1995; and No. 33-80277 effective December 11, 1995) of our report dated June 4, 2013 related to the financial statements of Isconova AB. We also consent to the incorporation by reference in the Registration Statements of the aforementioned report, and to the use of our name as it appears under the caption “Experts.”

Uppsala, September 23, 2013

/s/Öhrlings PricewaterhouseCoopers AB